                                                     Exhibit 11.1

                SEQUA CORPORATION & SUBSIDIARIES
      COMPUTATIONS OF BASIC AND DILUTED EARNINGS PER SHARE
             For the Nine Months Ended September 30,
          (Amounts in thousands, except per share data)

                                                1998       1997
                                                ----       ----
BASIC
-----
 Earnings
   Net income                                 $27,288    $12,729
   Preferred dividends                         (1,657)    (2,288)
                                              -------    -------

   Net income available to common
     shareholders                             $25,631    $10,441
                                              =======    =======

 Shares
   Weighted average common shares
     outstanding                               10,239      9,956
                                              =======    =======

 Basic earnings per share                     $  2.50    $  1.05
                                              =======    =======

DILUTED *
-------
  Earnings
    Net income                                $27,288    $12,729
    Preferred dividends                        (1,657)    (2,288)
                                              -------   --------

    Net income available to common
      shareholders                            $25,631    $10,441
                                              =======    =======

  Shares
    Weighted average common shares
      outstanding                              10,239      9,956
    Stock options, with a dilutive effect           8         31
                                              -------    -------
    Adjusted weighted average common
      shares outstanding                       10,247      9,987
                                              =======    =======

  Diluted earnings per share                  $  2.50    $  1.05
                                              =======    =======



* The conversion of the Company's preferred stock is antidilutive in all periods presented when the preferred stock dividends are added back to income available to common shareholders.

                                                     Exhibit 11.1

                SEQUA CORPORATION & SUBSIDIARIES
      COMPUTATIONS OF BASIC AND DILUTED EARNINGS PER SHARE
            For the Three Months Ended September 30,
          (Amounts in thousands, except per share data)


                                                1998       1997
                                                ----       ----
BASIC
-----
 Earnings
   Net income                                 $10,556    $ 6,649
   Preferred dividends                           (516)      (763)
                                              -------    -------

   Net income available to common
     shareholders                             $10,040    $ 5,886
                                              =======    =======

 Shares
   Weighted average common shares
     outstanding                               10,340      9,984
                                              =======    =======

 Basic earnings per share                     $   .97    $   .59
                                              =======    =======

DILUTED *
-------
  Earnings
    Net income                                $10,556    $ 6,649
    Preferred dividends                          (516)      (763)
                                              -------   --------

    Net income available to common
      shareholders                            $10,040    $ 5,886
                                              =======    =======

  Shares
    Weighted average common shares
      outstanding                              10,340      9,984
    Stock options, with a dilutive effect           7         39
                                              -------    -------
    Adjusted weighted average common
      shares outstanding                       10,347     10,023
                                              =======    =======

  Diluted earnings per share                  $   .97    $   .59
                                              =======    =======


* The conversion of the Company's preferred stock is antidilutive in all periods presented when the preferred stock dividends are added back to income available to common shareholders.